FOR IMMEDIATE RELEASE           December 30, 2004

                                Contact: Rosemarie Faccone
                                         Susan Jordan
                                         (732) 577-9996



                MONMOUTH CAPITAL CORPORATION
                  ANNOUNCES NEW ACQUISITION



     Freehold, N.J., December 30, 2004 On December 29, 2004 Monmouth Capital Corporation (NASDAQ Small Cap: MONM) announced the acquisition of a 171,200 square foot industrial building in Kane County, Montgomery, Illinois, at a purchase price of approximately $10,000,000. This property is net-leased to The Home Depot USA, Inc., as a lumber distribution facility, for a period of ten years through June of 2010. The building was purchased from Hunt Midwest Illinois, LLC, a Missouri limited liability company.

     Monmouth Capital Corporation ("MONM") is part of a family of REITs including United Mobile Homes, Inc. (AMEX:UMH), which invests in manufactured home communities, and Monmouth Real Estate Investment Corporation (NASDAQ/NMS:MNRTA), which invests in net-leased industrial properties on long-term leases to investment grade tenants. It is MONM's intention to pursue any real estate opportunities other than the specialized areas of United Mobile Homes, Inc., and Monmouth Real Estate Investment Corporation.


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